Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly EPS
from Continuing Operations

•	EPS from continuing operations an all-time record $0.73, up 11% compared to second quarter 2012 adjusted EPS from continuing operations of $0.66 ($0.64 on a GAAP basis)

•
Total revenue of $4.4 billion, up 13% compared to the year-ago period, increasing across all major business sectors; operating income of $181 million, an increase of 10% compared to the year-ago period

•	Announced a Mercedes-Benz franchise in the Atlanta, Georgia market in addition to a Mercedes-Benz franchise in the Tampa, Florida market

•	Completed rebranding initiative with AutoNation’s over 200 Domestic and Import franchises, representing 23 manufacturer brands, now marketed under a unified AutoNation brand from coast to coast

FORT LAUDERDALE, Fla., (July 18, 2013) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2013 second quarter net income from continuing operations of $90 million, or $0.73 per share, compared to adjusted net income from continuing operations of $82 million, or $0.66 per share, for the same period in the prior year, an 11% improvement on a per-share basis. On a GAAP basis, second quarter 2012 net income from continuing operations was $79 million, or $0.64 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables.
2013 second quarter revenue totaled $4.4 billion, compared to $3.9 billion in the year-ago period, an increase of 13%, driven by stronger performance in all of our business sectors - new vehicles, used vehicles, parts and service, and finance and insurance. AutoNation’s retail new vehicle unit sales increased 11% overall and 7% on a same store basis.
Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered double-digit growth in operating income in the second quarter, driven by year-over-year gross profit growth in all of our business sectors.”
Commenting on the automotive retail environment, Mr. Jackson added, “The automotive industry continues to be a bright spot in the U.S. economy. We are particularly excited about our customer care business, where increasing units in operation should continue to support solid growth in the business for the next several years.”
AutoNation also announced that Mercedes-Benz has awarded a new franchise to AutoNation in the Atlanta, Georgia market and earlier in the second quarter announced the award of a new Mercedes-Benz franchise in the Tampa, Florida market that is expected to open in early 2015. The new Atlanta franchise, to be constructed by AutoNation, is subject to customary conditions and is expected to open in early 2015. This will be AutoNation’s 19th Mercedes-Benz franchise.
During the second quarter of 2013, AutoNation completed the acquisitions of SanTan Honda Superstore and Hyundai of Tempe in the Phoenix market, and Don Davis Toyota Scion in the Dallas market, now operating as AutoNation Honda Chandler, AutoNation Hyundai Tempe, and AutoNation Toyota North Arlington.
Over the previous 12 months, AutoNation has acquired 10 franchises and has been awarded four new franchises by manufacturers. The 2012 annual revenue for the 10 acquired franchises together with the anticipated annual revenue of the newly-awarded franchises, once the stores are fully operational, is approximately $1 billion.

Segment results(1) for the second quarter of 2013 were as follows:

•	Domestic – Domestic segment income(2) was $66 million compared to year-ago segment income of $54 million.

•	Import – Import segment income(2) was $73 million compared to year-ago segment income of $67 million.

•	Premium Luxury – Premium Luxury segment income(2) was $76 million compared to year-ago segment income of $68 million.
For the six-month period ended June 30, 2013, the Company reported net income from continuing operations of $173 million, or $1.41 per share, compared to adjusted net income from continuing operations of $155 million, or $1.21 per share, for the same period in the prior year, an improvement of 17% on a per-share basis. On a GAAP basis, net income from continuing operations for the six-month period ended June 30, 2012 was $153 million, or $1.19 per share. Reconciliations of non-GAAP financial measures are included in the attached financial tables. The Company’s revenue for the six-month period ended June 30, 2013, totaled $8.5 billion, up 13% compared to $7.6 billion for the same period in the prior year.
The second quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on our website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 18, 2013, through July 26, 2013 by calling (800)964-4597 (password 75300).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income for each of our segments is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership. We deliver a superior automotive retail experience through our customer-focused sales and service processes. Owning and operating 266 new vehicle franchises, which sell 32 brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer. As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.
Please visit investors.autonation.com, www.autonation.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "continues," "may," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
New vehicle	$2,493.6	$2,196.1	$4,751.3	$4,190.4
Used vehicle	1,056.5	947.4	2,066.2	1,866.2
Parts and service	655.9	602.5	1,292.5	1,202.4
Finance and insurance, net	173.9	145.1	329.5	275.3
Other	46.6	13.4	83.4	27.2
Total revenue	4,426.5	3,904.5	8,522.9	7,561.5
Cost of sales:
New vehicle	2,344.4	2,050.6	4,460.4	3,910.9
Used vehicle	972.4	870.3	1,896.1	1,708.0
Parts and service	375.7	349.1	740.0	698.8
Other	37.9	6.5	66.3	12.8
Total cost of sales	3,730.4	3,276.5	7,162.8	6,330.5
Gross profit	696.1	628.0	1,360.1	1,231.0
Selling, general and administrative expenses	494.1	438.6	967.4	871.5
Depreciation and amortization	23.3	20.8	46.0	42.0
Franchise rights impairment	—	4.2	—	4.2
Other expenses (income), net	(2.2)	0.2	(3.6)	0.4
Operating income	180.9	164.2	350.3	312.9
Non-operating income (expense) items:
Floorplan interest expense	(13.6)	(10.8)	(26.5)	(21.5)
Other interest expense	(22.0)	(22.5)	(44.3)	(43.0)
Interest income	—	0.1	0.1	0.2
Other income (loss), net	1.3	(1.4)	2.9	0.6
Income from continuing operations before income taxes	146.6	129.6	282.5	249.2
Income tax provision	56.5	50.6	109.2	96.7
Net income from continuing operations	90.1	79.0	173.3	152.5
Loss from discontinued operations, net of income taxes	(0.2)	(0.4)	(0.4)	(0.9)
Net income	$89.9	$78.6	$172.9	$151.6
Diluted earnings (loss) per share*:
Continuing operations	$0.73	$0.64	$1.41	$1.19
Discontinued operations	$—	$—	$—	$(0.01)
Net income	$0.73	$0.64	$1.40	$1.18
Weighted average common shares outstanding	123.3	123.7	123.2	128.0
Common shares outstanding, net of treasury stock, at period end	121.3	120.6	121.3	120.6

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,493.6	$2,196.1	$297.5	13.5	$4,751.3	$4,190.4	$560.9	13.4
Retail used vehicle	954.0	829.5	124.5	15.0	1,853.2	1,630.6	222.6	13.7
Wholesale	102.5	117.9	(15.4)	(13.1)	213.0	235.6	(22.6)	(9.6)
Used vehicle	1,056.5	947.4	109.1	11.5	2,066.2	1,866.2	200.0	10.7
Finance and insurance, net	173.9	145.1	28.8	19.8	329.5	275.3	54.2	19.7
Total variable operations	3,724.0	3,288.6	435.4	13.2	7,147.0	6,331.9	815.1	12.9
Parts and service	655.9	602.5	53.4	8.9	1,292.5	1,202.4	90.1	7.5
Other	46.6	13.4	33.2		83.4	27.2	56.2
Total revenue	$4,426.5	$3,904.5	$522.0	13.4	$8,522.9	$7,561.5	$961.4	12.7
Gross profit:
New vehicle	$149.2	$145.5	$3.7	2.5	$290.9	$279.5	$11.4	4.1
Retail used vehicle	83.3	75.1	8.2	10.9	166.7	153.6	13.1	8.5
Wholesale	0.8	2.0	(1.2)		3.4	4.6	(1.2)
Used vehicle	84.1	77.1	7.0	9.1	170.1	158.2	11.9	7.5
Finance and insurance	173.9	145.1	28.8	19.8	329.5	275.3	54.2	19.7
Total variable operations	407.2	367.7	39.5	10.7	790.5	713.0	77.5	10.9
Parts and service	280.2	253.4	26.8	10.6	552.5	503.6	48.9	9.7
Other	8.7	6.9	1.8		17.1	14.4	2.7
Total gross profit	696.1	628.0	68.1	10.8	1,360.1	1,231.0	129.1	10.5
Selling, general and administrative expenses	494.1	438.6	(55.5)	(12.7)	967.4	871.5	(95.9)	(11.0)
Depreciation and amortization	23.3	20.8	(2.5)		46.0	42.0	(4.0)
Franchise rights impairment	—	4.2	4.2		—	4.2	4.2
Other expenses (income), net	(2.2)	0.2	2.4		(3.6)	0.4	4.0
Operating income	180.9	164.2	16.7	10.2	350.3	312.9	37.4	12.0
Non-operating income (expense) items:
Floorplan interest expense	(13.6)	(10.8)	(2.8)		(26.5)	(21.5)	(5.0)
Other interest expense	(22.0)	(22.5)	0.5		(44.3)	(43.0)	(1.3)
Interest income	—	0.1	(0.1)		0.1	0.2	(0.1)
Other income (loss), net	1.3	(1.4)	2.7		2.9	0.6	2.3
Income from continuing operations before income taxes	$146.6	$129.6	$17.0	13.1	$282.5	$249.2	$33.3	13.4
Retail vehicle unit sales:
New	74,352	66,987	7,365	11.0	141,511	128,503	13,008	10.1
Used	52,116	46,236	5,880	12.7	102,621	92,352	10,269	11.1
	126,468	113,223	13,245	11.7	244,132	220,855	23,277	10.5
Revenue per vehicle retailed:
New	$33,538	$32,784	$754	2.3	$33,575	$32,609	$966	3.0
Used	$18,305	$17,941	$364	2.0	$18,059	$17,656	$403	2.3
Gross profit per vehicle retailed:
New	$2,007	$2,172	$(165)	(7.6)	$2,056	$2,175	$(119)	(5.5)
Used	$1,598	$1,624	$(26)	(1.6)	$1,624	$1,663	$(39)	(2.3)
Finance and insurance	$1,375	$1,282	$93	7.3	$1,350	$1,247	$103	8.3
Total variable operations(1)	$3,213	$3,230	$(17)	(0.5)	$3,224	$3,208	$16	0.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	56.3	56.2	55.7	55.4
Used vehicle	23.9	24.3	24.2	24.7
Parts and service	14.8	15.4	15.2	15.9
Finance and insurance, net	3.9	3.7	3.9	3.6
Other	1.1	0.4	1.0	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	21.4	23.2	21.4	22.7
Used vehicle	12.1	12.3	12.5	12.9
Parts and service	40.3	40.4	40.6	40.9
Finance and insurance	25.0	23.1	24.2	22.4
Other	1.2	1.0	1.3	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.0	6.6	6.1	6.7
Used vehicle - retail	8.7	9.1	9.0	9.4
Parts and service	42.7	42.1	42.7	41.9
Total	15.7	16.1	16.0	16.3
Selling, general and administrative expenses	11.2	11.2	11.4	11.5
Operating income	4.1	4.2	4.1	4.1
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.0	69.8	71.1	70.8
Operating income	26.0	26.1	25.8	25.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
Domestic	$1,515.3	$1,295.1	$220.2	17.0	$2,893.3	$2,524.2	$369.1	14.6
Import	1,629.3	1,475.8	153.5	10.4	3,133.0	2,842.4	290.6	10.2
Premium luxury	1,242.4	1,093.4	149.0	13.6	2,415.3	2,115.6	299.7	14.2
Total segment revenue	4,387.0	3,864.3	522.7	13.5	8,441.6	7,482.2	959.4	12.8
Corporate and other	39.5	40.2	(0.7)	(1.7)	81.3	79.3	2.0	2.5
Total consolidated revenue	$4,426.5	$3,904.5	$522.0	13.4	$8,522.9	$7,561.5	$961.4	12.7

*Segment income
Domestic	$66.1	$53.6	$12.5	23.3	$124.7	$103.3	$21.4	20.7
Import	72.9	67.2	5.7	8.5	143.9	129.1	14.8	11.5
Premium luxury	75.7	68.3	7.4	10.8	144.5	127.1	17.4	13.7
Total segment income	214.7	189.1	25.6	13.5	413.1	359.5	53.6	14.9
Corporate and other	(47.4)	(35.7)	(11.7)		(89.3)	(68.1)	(21.2)
Add: Floorplan interest expense	13.6	10.8	2.8		26.5	21.5	5.0
Operating income	$180.9	$164.2	$16.7	10.2	$350.3	$312.9	$37.4	12.0

* Segment income for each of our segments is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	25,191	21,993	3,198	14.5	47,735	42,506	5,229	12.3
Import	36,444	33,715	2,729	8.1	69,476	64,753	4,723	7.3
Premium luxury	12,717	11,279	1,438	12.7	24,300	21,244	3,056	14.4
	74,352	66,987	7,365	11.0	141,511	128,503	13,008	10.1

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Domestic:
Ford, Lincoln	17.8	17.6	18.0	17.9
Chevrolet, Buick, Cadillac, GMC	10.6	11.4	10.4	11.4
Chrysler, Jeep, Dodge	5.5	3.8	5.3	3.8
Domestic total	33.9	32.8	33.7	33.1
Import:
Honda	11.8	12.2	11.5	11.6
Toyota	19.9	21.2	20.0	20.6
Nissan	10.1	10.2	10.5	11.4
Other imports	7.2	6.8	7.1	6.8
Import total	49.0	50.4	49.1	50.4
Premium Luxury:
Mercedes-Benz	7.1	7.3	7.2	7.5
BMW	4.8	4.5	4.8	4.2
Lexus	2.1	2.0	2.1	2.0
Audi	1.2	0.8	1.2	0.8
Other premium luxury (Land Rover, Porsche)	1.9	2.2	1.9	2.0
Premium Luxury total	17.1	16.8	17.2	16.5
	100.0	100.0	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Capital expenditures (1)	$31.5	$47.9	$54.6	$77.0
Cash paid for acquisitions	$69.7	$—	$72.5	$—
Proceeds from exercises of stock options	$2.7	$1.4	$10.6	$1.7
Stock repurchases:
Aggregate purchase price	$2.7	$126.2	$4.9	$531.6
Shares repurchased (in millions)	0.1	3.7	0.1	15.4

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Variance	2013	2012	Variance
Floorplan assistance earned (included in cost of sales)	$23.8	$18.5	$5.3	$42.4	$35.7	$6.7
Floorplan interest expense (new vehicles)	(13.1)	(10.3)	(2.8)	(25.4)	(20.7)	(4.7)
Net new vehicle inventory carrying benefit	$10.7	$8.2	$2.5	$17.0	$15.0	$2.0

Balance Sheet and Other Highlights	June 30, 2013	December 31, 2012	June 30, 2012
Cash and cash equivalents	$69.7	$69.7	$62.1
Inventory	$2,625.2	$2,396.9	$2,077.7
Total floorplan notes payable	$2,748.1	$2,540.2	$2,122.0
Non-vehicle debt	$1,936.8	$2,096.1	$2,028.5
Equity	$1,882.5	$1,688.5	$1,528.2

New days supply (industry standard of selling days, including fleet)	67 days	55 days	60 days
Used days supply (trailing calendar month days)	30 days	35 days	31 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.51x
Covenant	less than	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		57.9%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$89.9	$78.6	$0.73	$0.64
Discontinued operations, net of income taxes	0.2	0.4	$—	$—
From continuing operations, as reported	90.1	79.0	$0.73	$0.64
Franchise rights impairment	—	2.6	$—	$0.02
Adjusted	$90.1	$81.6	$0.73	$0.66

	Six Months Ended June 30,
	Net Income		Diluted Earnings Per Share**
	2013	2012	2013	2012
As reported	$172.9	$151.6	$1.40	$1.18
Discontinued operations, net of income taxes	0.4	0.9	$—	$0.01
From continuing operations, as reported	173.3	152.5	$1.41	$1.19
Franchise rights impairment	—	2.6	$—	$0.02
Adjusted	$173.3	$155.1	$1.41	$1.21

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2013	2012	$ Variance	% Variance	2013	2012	$ Variance	% Variance
Revenue:
New vehicle	$2,398.4	$2,196.1	$202.3	9.2	$4,586.9	$4,190.4	$396.5	9.5
Retail used vehicle	919.6	829.5	90.1	10.9	1,789.9	1,630.6	159.3	9.8
Wholesale	99.5	117.9	(18.4)	(15.6)	204.5	235.6	(31.1)	(13.2)
Used vehicle	1,019.1	947.4	71.7	7.6	1,994.4	1,866.2	128.2	6.9
Finance and insurance, net	168.6	145.1	23.5	16.2	320.1	275.3	44.8	16.3
Total variable operations	3,586.1	3,288.6	297.5	9.0	6,901.4	6,331.9	569.5	9.0
Parts and service	638.4	602.5	35.9	6.0	1,261.5	1,202.4	59.1	4.9
Other	45.9	13.4	32.5		80.1	27.2	52.9
Total revenue	$4,270.4	$3,904.5	$365.9	9.4	$8,243.0	$7,561.5	$681.5	9.0

Gross profit:
New vehicle	$143.1	$145.5	$(2.4)	(1.6)	$280.0	$279.5	$0.5	0.2
Retail used vehicle	80.9	75.1	5.8	7.7	161.9	153.6	8.3	5.4
Wholesale	1.0	2.0	(1.0)		3.4	4.6	(1.2)
Used vehicle	81.9	77.1	4.8	6.2	165.3	158.2	7.1	4.5
Finance and insurance	168.6	145.1	23.5	16.2	320.1	275.3	44.8	16.3
Total variable operations	393.6	367.7	25.9	7.0	765.4	713.0	52.4	7.3
Parts and service	272.2	253.4	18.8	7.4	538.5	503.6	34.9	6.9
Other	8.7	6.9	1.8		17.1	14.4	2.7
Total gross profit	$674.5	$628.0	$46.5	7.4	$1,321.0	$1,231.0	$90.0	7.3

Retail vehicle unit sales:
New	71,696	66,987	4,709	7.0	136,988	128,503	8,485	6.6
Used	50,377	46,236	4,141	9.0	99,578	92,352	7,226	7.8
	122,073	113,223	8,850	7.8	236,566	220,855	15,711	7.1

Revenue per vehicle retailed:
New	$33,452	$32,784	$668	2.0	$33,484	$32,609	$875	2.7
Used	$18,254	$17,941	$313	1.7	$17,975	$17,656	$319	1.8

Gross profit per vehicle retailed:
New	$1,996	$2,172	$(176)	(8.1)	$2,044	$2,175	$(131)	(6.0)
Used	$1,606	$1,624	$(18)	(1.1)	$1,626	$1,663	$(37)	(2.2)
Finance and insurance	$1,381	$1,282	$99	7.7	$1,353	$1,247	$106	8.5
Total variable operations(1)	$3,216	$3,230	$(14)	(0.4)	$3,221	$3,208	$13	0.4

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2013 (%)	2012 (%)	2013 (%)	2012 (%)
Revenue mix percentages:
New vehicle	56.2	56.2	55.6	55.4
Used vehicle	23.9	24.3	24.2	24.7
Parts and service	14.9	15.4	15.3	15.9
Finance and insurance, net	3.9	3.7	3.9	3.6
Other	1.1	0.4	1.0	0.4
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	21.2	23.2	21.2	22.7
Used vehicle	12.1	12.3	12.5	12.9
Parts and service	40.4	40.4	40.8	40.9
Finance and insurance	25.0	23.1	24.2	22.4
Other	1.3	1.0	1.3	1.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.0	6.6	6.1	6.7
Used vehicle - retail	8.8	9.1	9.0	9.4
Parts and service	42.6	42.1	42.7	41.9
Total	15.8	16.1	16.0	16.3